Exhibit 99.2

Revolving Credit Facility

On April 7, 2014, we amended our revolving credit facility to increase our borrowing base from $1.0875 billion to $1.2 billion. The amendment also provides an increase in the amount of unsecured debt that can be incurred from $250 million to $1 billion. To the extent we incur unsecured indebtedness, including any amounts raised in this offering, our borrowing base will be reduced by an amount equal to 25% of the amount of such unsecured debt. Accordingly we expect availability under our borrowing base to be reduced by $75 million following this offering. As a result of the entering into of the merger agreement with EPL, we intend to enter into an amendment increasing the borrowing base to $1.675 billion, or $1.6 billion taking into account the $75 million borrowing base reduction as a result of this offering. $475 million of our total borrowing base will be a separate tranche under our revolving credit facility (the “EPL tranche”) used to replace the current EPL revolver and will be separately secured by mortgages on certain of EPL’s assets. None of EPL’s assets will be pledged to secure the remainder of borrowings outstanding under our revolving credit facility. We expect EPL will have $475 million of borrowings outstanding under the EPL tranche of our revolving credit facility following the EPL Acquisition. Entrance into the amendment to increase our borrowing base to include the $475 million EPL tranche is contingent on the closing of the EPL Acquisition, and there is no assurance that we will enter into such amendment in the near term or at all. In addition, as a result of an intercompany transfer expected to occur in connection with the EPL Acquisition, we expect our borrowing base to be reduced by an additional $80 million to $1.52 billion. For more information about our revolving credit facility, please read “Description of Other Indebtedness — Revolving Credit Facility.”

1

The following table presents (i) the estimated future net revenues and cash flows related to our proved reserves at June 30, 2013, (ii) the estimated future net revenues and cash flows related to EPL’s proved reserves at December 31, 2013 and (iii) the estimated future net revenues and cash flows related to the proved reserves acquired by EPL from Nexen at December 31, 2013.

	As of June 30, 2013	As of December 31, 2013
	EGC Historical(a)	EPL Historical(b)	Nexen Historical(b)(c)
	(in millions)
Present value of estimated future net revenues before income taxes (PV-10)(d)	$6,150	$2,109	$86
Future income taxes discounted at 10%	1,668	460	19
Standardized measure of discounted future net cash flows(e)	$4,482	$1,649	$67

(a)	Calculated using the average of the first-day-of-the-month commodity prices during the 12-month period ending on June 30, 2013, discounted at a rate of 10% per year on a pre-tax basis. For oil, the average price used was $91.60 per barrel for West Texas Intermediate benchmark plus $16.64 per barrel for crude quality and location differentials, for a total of $108.24 per barrel. For NGL’s, the average price used was $43.64 per barrel. For natural gas, the average price used was $3.63 per MMBtu.

(b)	Calculated using the average of the first-day-of-the-month commodity prices during the 12-month period ending on December 31, 2013 of $109.34 per barrel of oil, $40.31 per barrel of NGL and $3.73 per Mcf of natural gas, discounted at a rate of 10% per year on a pre-tax basis.

(c)	Based on internal reserve estimates prepared by EPL.

(d)	We refer to “PV-10” as the present value of estimated future net revenues of estimated proved reserves using a discount rate of 10%. This amount includes projected revenues less estimated production costs, abandonment costs and development costs. PV-10 is not a financial measure prescribed under accounting principles generally accepted in the U.S. (“U.S. GAAP”); therefore, the table reconciles this amount to the standardized measure of discounted future net cash flows, which is the most directly comparable U.S. GAAP financial measure. Management believes that the non-U.S. GAAP financial measure of PV-10 is relevant and useful for evaluating the relative monetary significance of oil and natural gas properties. PV-10 is used internally when assessing the potential return on investment related to oil and natural gas properties and in evaluating acquisition opportunities. We believe the use of this pre-tax measure is valuable because there are unique factors that can impact an individual company when estimating the amount of future income taxes to be paid. Management believes that the presentation of PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and natural gas companies. PV-10 is not a measure of financial or operating performance under U.S. GAAP, nor is it intended to represent the current market value of the estimated oil and natural gas reserves of EGC, EPL or the Nexen properties acquired by EPL. PV-10 should not be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under U.S. GAAP.

(e)	The standardized measure of discounted future net cash flows represents the present value of future cash flows after income taxes discounted at 10% per year, as calculated in accordance with SEC guidelines.

The following table sets forth summary pro forma information with respect to EGC’s and EPL’s combined oil and natural gas production for the year ended June 30, 2013 and nine months ended March 31, 2014. This pro forma information gives effect to the EPL Acquisition and each of the Other EPL GOM Transactions as if each had occurred on July 1, 2012.

The EGC production data presented below was derived from EXXI’s 2013 Annual Report and its Q3 Quarterly Report, which are incorporated by reference in this offering memorandum.

The EPL production data for the twelve months ended June 30, 2013 was derived by adding EPL’s production from EPL’s Annual Report on Form 10-K for the twelve months ended December 31, 2012 to its production on EPL’s Form 10-Q for the six months ended June 30, 2013, and then subtracting its production from EPL’s Form 10-Q for the six months ended June 30, 2012. EPL’s historical production for the nine months ended March 31, 2014 was derived by adding the production in EPL’s Form 10-Q for the three months ended March 31, 2014 and the production in EPL’s Form 10-K for the twelve months ended December 31, 2013, and then subtracting production from EPL’s Form 10-Q for the six months ended June 30, 2013.

	Production for the Year Ended June 30, 2013
	EGC Historical	EPL Adjusted	Other GOM Transactions(a)	EGC Pro Forma Combined
Sales Volumes per Day
Oil (MBbl)	28.3	14.4	3.0	45.7
Natural Gas (MMcf)	88.6	27.0	9.2	124.8
Total (MBOE)	43.1	18.9	4.5	66.5

	Production for the Nine Months Ended March 31, 2014
	EGC Historical	EPL Adjusted	Other GOM Transactions(a)	EGC Pro Forma Combined
Sales Volumes per Day
Oil (MBbl)	29.5	16.3	0.9	46.7
Natural Gas (MMcf)	91.4	30.1	0.6	122.1
Total (MBOE)	44.7	21.3	1.0	67.0

(a)	Includes adjustments for EPL’s Other GOM Transactions made subsequent to July 1, 2012 described in greater detail in the notes to the unaudited pro forma condensed combined statement of operations. These estimates are based on evaluations by our internal reservoir engineers.

2

CAPITALIZATION

The following sets forth our cash and cash equivalents and capitalization as of March 31, 2014 (i) on an actual basis, (ii) as adjusted to give effect to this offering and the use of a portion of the net proceeds therefrom to repay borrowings under our revolving credit facility and (iii) on an as further adjusted basis to reflect the EPL Acquisition and related financing transactions, including our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition as described under “Offering Memorandum Summary — Recent Developments — Revolving Credit Facility.”

No assurance can be provided that the EPL Acquisition will be consummated. Please read “Offering Memorandum Summary — Recent Developments — Acquisition of EPL Oil & Gas, Inc.”

You should read this table in conjunction with “Use of Proceeds,” “Offering Memorandum Summary — Summary Historical Consolidated Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Information” and the other financial information included or incorporated by reference in this offering memorandum as well as our consolidated financial statements and related notes incorporated by reference into this offering memorandum.

	March 31, 2014
	Historical	As Adjusted	As Further Adjusted
	(In thousands)
Cash and cash equivalents(1)	$—	$127,729	$12,054
Debt of Energy XXI Gulf Coast, Inc.:
Revolving credit facility(2)(3)	$167,000	$—	$527,088
9.25% Senior Notes due 2017(4)	750,000	750,000	750,000
7.75% Senior Notes due 2019(4)	250,000	250,000	250,000
7.50% Senior Notes due 2021(4)	500,000	500,000	500,000
% Senior Notes due 2024 offered hereby(4)	—	300,000	300,000
Other long-term debt	2,631	2,631	2,631
	1,669,631	1,802,631	2,329,719
Debt of EPL Oil & Gas, Inc.:
EPL 8.25% Senior Notes due 2018	—	—	510,000
EPL Revolving Credit Facility(5)	—	—	—
Borrowings under EGC’s revolving credit facility(5)	—	—	475,000
Total long-term debt(1)	1,669,631	1,802,631	3,314,719
Total stockholders’ equity	1,440,646	1,440,646	2,109,279
Total capitalization	$3,110,277	$3,243,277	$5,423,998

(1)	As of March 31, 2014, on an as further adjusted basis and including the $98 million of net proceeds from the sale of certain of our EXXI’s non-operated interests in Eugene Island 330 and South Marsh Island 128 fields on April 1, 2014, EXXI would have had outstanding $254 million of cash and cash equivalents and $400 million in aggregate principal amount of 3.0% Parent Convertible Notes.

(2)	As of May 9, 2014, we had total borrowings of approximately $108 million outstanding under our revolving credit facility, excluding $5 million of long term secured indebtedness relating to the financing of put option premiums.

(3)	Excludes borrowings under the EPL tranche of our revolving credit facility that EPL expects to incur in connection with the EPL Acquisition, as further described in footnote (5), and approximately $3 million of long term secured indebtedness relating to the financing of put option premiums.

(4)	Guaranteed (or will be guaranteed with respect to the notes offered hereby) by Energy XXI (Bermuda) Limited.

(5)	Following the completion of the EPL Acquisition, we expect to terminate the existing EPL revolving credit facility and increase the borrowing base of our revolving credit facility by $475 million through a separate EPL tranche which will be secured by mortgages on certain of EPL’s assets. We expect EPL will have $475 million of borrowings outstanding under the EPL tranche of our revolving credit facility following the EPL Acquisition. Entrance into the amendment to increase our borrowing base to include the $475 million EPL tranche is contingent on the closing of the EPL Acquisition, and there is no assurance that we will enter into such amendment in the near term or at all. See “Offering Memorandum Summary — Recent Developments — Revolving Credit Facility.”

3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On March 12, 2014, Energy XXI (Bermuda) Limited (“EXXI”) together with Energy XXI Gulf Coast, Inc., an indirect wholly owned subsidiary of Energy XXI (“EGC”), Clyde Merger Sub, Inc., a wholly owned subsidiary of EGC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EPL Oil & Gas, Inc., a Delaware corporation (“EPL”). Upon the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into EPL (the “EPL Acquisition”), and the separate existence of Merger Sub will cease with EPL continuing as the surviving corporation and as a wholly owned subsidiary of EGC. Subject to the terms and conditions of the Merger Agreement, at the effective time of the EPL Acquisition (the “Effective Time”), each share of EPL common stock, par value $0.001 per share issued and outstanding (“EPL common stock”), will be converted into the right to receive, at the election of the holder, but subject to proration with respect to the stock and cash portion so that approximately 65% of the aggregate merger consideration is paid in cash and approximately 35% in common shares of Energy XXI, par value $0.005 per share (“EXXI Common Stock”): (i) (x) 0.584 of a share of EXXI Common Stock and (y) $25.35 in cash without interest; (ii) $39.00 cash without interest; or (iii) 1.669 shares of EXXI Common Stock (collectively, the “merger consideration”). We expect to fund the cash portion of the merger consideration and transaction expenses with a portion of the proceeds of the new senior notes offered hereby, cash on hand, an additional cash contribution from EXXI to EGC and borrowings under our revolving credit facility.

The consummation of this notes offering is not conditioned on the completion of the EPL Acquisition. We intend to use the proceeds of this offering to repay all borrowings outstanding under EGC’s new revolving credit facility and use the balance to fund a portion of the cash merger consideration for the EPL Acquisition. If the EPL Acquisition is not completed, EGC will use the balance of the net proceeds of the notes offering for general corporate purposes.

The unaudited pro forma condensed combined balance sheet at March 31, 2014 is based on our unaudited condensed consolidated balance sheet as of March 31, 2014 and the unaudited condensed consolidated balance sheet of EPL as of March 31, 2014, adjusted to reflect the following items as though they had occurred on March 31, 2014: (i) the issuance of $300 million of new senior notes and the use of proceeds therefrom as set forth in “Use of Proceeds,” (ii) our acquisition of all outstanding EPL common stock in exchange for the merger consideration, (iii) use of cash on hand and additional cash contribution from EXXI to EGC of $160 million and $615 million of additional borrowings under EGC’s revolving credit facility (after giving effect to certain intercompany transfers) to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition and (iv) our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition as described under “Offering Memorandum Summary — Recent Developments —  Revolving Credit Facility.”

The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2014 and the year ended June 30, 2013 are based on the historical financial information of EGC and EPL, recast to match the accounting periods to those of EGC as discussed below, and to give effect to the adjustments described below as if they occurred on July 1, 2012.

The EPL historical information included in the unaudited pro forma condensed combined statement of operations for the twelve months ended June 30, 2013 was derived by adding EPL’s audited consolidated statement of operations for the twelve months ended December 31, 2012 to its unaudited condensed consolidated statement of operations for the six months ended June 30, 2013, and then subtracting its unaudited condensed consolidated statement of operations for the six months ended June 30, 2012.

The EPL historical information included in the unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2014 was derived by adding EPL’s unaudited consolidated statement of operations for the three months ended March 31, 2014 and audited statement of operations for the twelve months ended December 31, 2013 and then subtracting its unaudited condensed consolidated statement of operations for the six months ended June 30, 2013.

4

The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2013 and the nine months ended March 31, 2014 have been adjusted to reflect the following items as though they had occurred on July 1, 2012: (i) the issuance of $300 million of new senior notes and the use of proceeds therefrom as set forth in “Use of Proceeds,” (ii) our acquisition of all outstanding EPL common stock, (iii) use of cash on hand and additional cash contribution from EXXI to EGC of $160 million and $615 million of additional borrowings under EGC’s revolving credit facility (after giving effect to certain intercompany transfers) to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition, (iv) our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition as described under “Offering Memorandum Summary — Recent Developments — Revolving Credit Facility” and (v) certain acquisitions and dispositions completed by EPL subsequent to July 1, 2012 described in greater detail in Note 1 to the unaudited pro forma condensed combined statement of operations (collectively, the “Other EPL GOM Transactions”).

The pro forma financial statements have been prepared using the acquisition method of accounting for business combinations under GAAP, with EXXI treated as the acquirer. Under the acquisition method of accounting, we will record all assets acquired and liabilities assumed at their respective acquisition-date fair values at the effective time of closing. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measure. The sources and amounts of actual financing used to fund the merger consideration and merger transaction expenses may also differ from that assumed in the following pro forma adjustments. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value and sources and uses of financing as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the results of operations or financial position of the combined company that would have been recorded had the offering, the merger or the Other EPL GOM Transactions been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the combined operations.

The unaudited pro forma condensed combined financial statements should be read in conjunction with our financial statements and related notes included in our Parent’s Current Reports on Form 8-K filed on August 27, 2013 and May 8, 2014 and EPL’s historical consolidated financial statements and accompanying notes contained in EPL’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are incorporated in this offering memorandum by reference. See “Incorporation by Reference.”

5

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2014
(Unaudited)
(in thousands)

The unaudited pro forma condensed combined balance sheet at March 31, 2014 is based on EGC’s unaudited condensed consolidated balance sheet as of March 31, 2014 and the unaudited condensed consolidated balance sheet of EPL as of March 31, 2014, adjusted to reflect the following items as though they had occurred on March 31, 2014: (i) the issuance of $300 million of new senior notes and the use of proceeds therefrom as set forth in “Use of Proceeds,” (ii) our acquisition of all outstanding EPL common stock, (iii) use of cash on hand and additional cash contribution from EXXI to EGC of $160 million and $615 million of additional borrowings under EGC’s revolving credit facility (after giving effect to certain intercompany transfers) to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition and (iv) our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition as described under “Offering Memorandum Summary — Recent Developments — Revolving Credit Facility.”

			Pro Forma Adjustments
	EGC Historical	EPL Historical	Acquisition Adjustments		Financing and Transaction Cost Adjustments		EGC Pro Forma Combined
Assets
Current Assets
Cash and Equivalents	$—	$4,448	(1,016,475	)(1)	$915,088	(7)	$12,054
			(16,113	)(1)	(9,715	)(8)
			(21,500	)(1)	(3,679	)(9)
			160,000	(7)
Restricted Cash	325	—					325
Accounts Receivable	142,082	87,484					229,566
Fair Value of Commodity Derivative Instruments	3,393	55					3,448
Deferred Income Taxes	—	7,852	16,283	(5)			24,135
Prepaid Expenses	20,822	4,979					25,801
Total Current Assets	$166,622	$104,818	$(877,805)		$901,694		$295,329
Property and Equipment, net	3,625,788	1,911,489	1,039,493	(2)			6,576,770
Goodwill	—	—	347,004	(2)			347,004
Note Receivable from Energy XXI USA, Inc.	69,369	—					69,369
Fair Value of Commodity Derivative Instruments	966	160					1,126
Debt Issuance Costs, net	29,928	9,513	(9,513	)(3)	9,715	(8)	39,643
Other Assets	—	7,456					7,456
Total Assets	$3,892,673	$2,033,436	$499,179		$911,409		$7,336,697
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$214,169	$86,658					$300,827
Accrued Expenses	71,549	157,883					229,432
Asset Retirement Obligations	30,457	46,076	(2,188	)(4)			74,345
Fair Value of Commodity Derivative Instruments	2,593	26,177					28,770

6

			Pro Forma Adjustments
	EGC Historical	EPL Historical	Acquisition Adjustments		Financing and Transaction Cost Adjustments		EGC Pro Forma Combined
Notes Payable	3,037	—					3,037
Current Portion of Long-Term Debt	10,019	—					10,019
Total Current Liabilities	$331,824	$316,794	$(2,188)		$—		$646,430
Long-Term Debt
Revolving Credit Facility	$167,000	$220,000			615,088	(7)	1,002,088
9.25% Senior Notes 2017	750,000						750,000
8.25% Senior Notes Due 2018		498,000	55,620	(3)			553,620
7.75% Senior Notes Due 2019	250,000						250,000
7.5% Senior Notes Due 2021	500,000						500,000
New Senior Notes					300,000	(7)	300,000
Derivative Instrument Premium Financing	12,650						12,650
Less Current Maturities	(10,019)						(10,019)
Total Long-Term Debt	$1,669,631	$718,000	$55,620		$915,088		3,358,339
Asset Retirement Obligations	264,029	223,180	54,119	(4)			541,328
Deferred Income Taxes	185,112	129,344	363,287	(5)			677,743
Fair Value of Commodity Derivative Instruments	2	1,326					1,328
Other Long-Term Liabilities	1,429	821					2,250
Total Liabilities	$2,452,027	$1,389,465	$470,838		$915,088		$5,227,418
Common Stock, par value	$1	$41	$117	(1)			$118
			(41	)(6)
Additional Paid-in Capital	1,427,117	521,566	(521,566	)(6)			2,109,979
			522,862	(1)
			160,000	(7)
Treasury Stock	—	(32,182)	32,182	(6)			—
Accum. Other Comprehensive (Loss)	(4,782)	—					(4,782)
Retained Earnings (Deficit)	18,310	154,546	(154,546	)(6)	(3,679	)(9)	3,964
			(10,667	)(1)
Total Stockholders’ Equity	$1,440,646	$643,971	$28,341		$(3,679)		$2,109,279
Total Liabilities and Stockholders’ Equity	$3,892,673	$2,033,436	$499,179		$911,409		$7,336,697

7

(1)	Preliminary Estimated Purchase Price and Other Transaction Expenses:

EXXI has agreed to acquire EPL for, at the election of each individual holder of EPL common stock, but subject to proration with respect to the stock and cash portion so that approximately 65% of the aggregate merger consideration is paid in cash and approximately 35% in EXXI Common Stock, par value $0.005 per share: (i) (x) 0.584 of a share of EXXI Common Stock and (y) $25.35 in cash without interest; (ii) $39.00 cash without interest; or (iii) 1.669 shares of EXXI Common Stock. Unexercised employee stock options with a fair value of $32.6 million will be paid in cash. However, this cash payment will be considered in the proration calculation so that the overall consideration, including the $32.6 million in options, is approximately 65% cash and approximately 35% EXXI Common Stock. The cash payment for employee stock options is included in the estimated preliminary purchase price below and related proration calculation. For purposes of the pro forma financial statements, the preliminary estimated purchase price assumes per-share consideration of 0.584 shares of EXXI Common Stock and $25.35 in cash (in millions).

EXXI acquisition of EPL:
EXXI stock consideration(i)	$523
Cash consideration(ii)	1,016
Total preliminary estimated purchase price:	$1,539

(i)	The estimated value of EXXI’s common stock to be issued in the proposed merger is as follows (in millions, except exchange ratio and closing share price):

Estimated number of EPL shares to be acquired	40.098
Exchange ratio of EXXI Common Stock for each EPL share	0.584
Shares of EXXI Common Stock to be issued	23.417
Closing share price of EXXI Common Stock at May 6, 2014	$22.33
EXXI stock consideration	$523

The final value of EXXI stock consideration will be determined based on the actual number of EXXI shares issued and the market price of EXXI Common Stock as of the date of acquisition. A five percent increase or decrease in the closing price of EXXI’s Common Stock, compared to the May 6, 2014, closing price of $22.33, would increase or decrease the value of EXXI stock consideration by approximately $26 million.

(ii)	The estimated value of the cash consideration with respect to our acquisition of EPL was calculated as follows (in millions, except per share cash amount):

Estimated number of EPL shares to be acquired	40.098
Per share cash amount	$25.35
EXXI cash consideration	$1,016

Also reflects $16.1 million in executive and employee severance payments, $10.8 million of EPL’s share of transaction costs and $10.7 million of our share of transaction costs. Our share of transaction costs are expensed and have been charged to retained earnings in the unaudited pro forma condensed combined balance sheet. We are assuming the liabilities pertaining to EPL’s share of transaction costs; consequently, it impacts the purchase price allocation.

(2)	Acquisition Method Adjustments:

The pro forma financial statements have been prepared based on the acquisition method of accounting for business combinations. Under the acquisition method of accounting, the estimated purchase price (see Note 1) is allocated on a preliminary basis to the assets acquired and the liabilities assumed based on their estimated fair values. The acquisition method of accounting is dependent upon certain valuations and other studies that have not yet been finalized. Accordingly, the pro forma fair value adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements. The actual fair values of the assets acquired and liabilities assumed may differ materially from the amounts presented in the below purchase price allocation as further analysis is completed. Accordingly, the final allocation of the purchase price may result in different adjustments than those shown in the unaudited pro forma condensed combined statements of income, and these differences may have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

8

Following are the pro forma adjustments to reflect the fair value of EPL’s reported net assets as presented in the unaudited pro forma condensed combined balance sheet at March 31, 2014 (in thousands):

EPL’s net assets at March 31, 2014	$643,971
Adjustment to fair value EPL’s oil and gas properties in excess of historical cost
Subject to depletion(i)	693,696
Not subject to depletion(ii)	345,797
EPL investment banking and legal fees	(10,833)
EPL severance payments	(16,113)
Adjustment to fair value assumed EPL debt obligations	(55,620)
Adjustment to eliminate assumed EPL debt-deferred financing fees	(9,513)
Adjustment to fair value EPL’s asset retirement obligations	(51,931)
Adjustment to deferred taxes to reflect fair value adjustments	(347,004)
Identifiable net assets at March 31, 2014	$1,192,450
Residual goodwill(iii)	347,004
Total preliminary estimated purchase price	$1,539,454

(i)	We follow the full cost method of accounting for oil and gas properties whereby all costs associated with property acquisition, exploration and development activities are capitalized and amortized over total proved reserves, with capitalized costs subject to a full cost ceiling limitation. This adjustment reflects the estimated fair values of EPL’s proved oil and gas properties based on discounted cash flow estimates using oil and gas forward prices.

(ii)	EPL’s unproved oil and gas properties are excluded from amortization until the properties are evaluated. Costs will be transferred into the amortization base as the properties are evaluated and proved reserves are established, or impairment is determined. This adjustment reflects the estimated fair value of EPL’s unproved oil and gas properties based on risk-adjusted discounted cash flow estimates related to probable and possible reserves using oil and gas forward prices. Transfers of these costs into the amortization base will impact future depreciation, depletion and amortization expense and the full cost ceiling limitation on capitalized costs.

(iii)	Residual goodwill recorded in connection with the merger will not be deductible for income tax purposes.

(3)	To record the fair value of EPL’s 8.25% Senior Notes to be assumed by us, which was calculated based on the current market value, and eliminate EPL’s historical deferred financing fees of $9.5 million.

(4)	To adjust EPL’s Asset Retirement Obligations (“ARO”) using the current estimated abandonment costs, escalated at 3% to the date of abandonment and discounted at 9%, which represents at that date our credit adjusted risk-free rate, to conform to our policy.

(5)	To record adjustment to non-current deferred tax liability related to property carrying value for which there was no corresponding increase in tax basis due to the form of the transaction. In this adjustment, we are recording a current and non-current deferred tax asset for on-balance sheet asset retirement obligation balances and deferred tax assets for the tax-effect of the write-up of target debt to fair market value.

(6)	To eliminate EPL’s historical stockholders’ equity accounts.

(7)	To adjust for additional borrowings of $615.1 million under our revolving credit facility, $300 million issued in new senior notes offered hereby at par at an assumed interest rate of 6.875% per annum and $160 million cash capital contribution from EXXI to EGC to fund the cash portion of the merger consideration. If the EPL Acquisition is not completed, we will use the net proceeds of the notes offering for general corporate purposes.

9

(8)	To record $4.4 million of estimated debt issue costs for fees related to increasing commitments under our new revolving credit facility and $5.3 million of estimated debt issue costs related to the new senior notes.

(9)	To reflect $1 million in costs relating to obtaining a bridge loan commitment, $1.5 million in costs related to a commitment to increase the size of the revolving credit facility to $1.675 billion, and $1.2 million in costs related to the consent fee to be paid to consenting EPL Note holders upon the closing of the EPL Acquisition. EXXI received a commitment from Citigroup, Credit Suisse and Credit Suisse AG, Cayman Islands Branch, subject to certain funding conditions, for a proposed increase in the size of the revolving credit facility to $1.675 billion and a $400 million bridge facility that would have been available in the event that the EPL noteholders exercised their option to put EPL’s 8.25% Senior Notes due 2018 at 101% pursuant to a change in control feature in the indenture. On April 17, 2014, EXXI received consents from a majority of EPL Note holders waiving their rights to exercise their put options over the EPL Notes in return for a consent fee of $2.50 per $1,000 principal amount of each EPL Note. The consent fee will be paid to consenting EPL Note holders upon the closing of the EPL Acquisition.

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Pro Forma Condensed Combined Statement of Operations
For the Year Ended June 30, 2013
(Unaudited)
(in thousands)

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2013 reflects the following items as though they had occurred on July 1, 2012: (i) the issuance of $300 million of new senior notes and the use of proceeds therefrom as set forth in “Use of Proceeds,” (ii) our acquisition of all outstanding EPL common stock, (iii) use of cash on hand and additional cash contribution from EXXI to EGC of $160 million and $615 million of additional borrowings under EGC’s revolving credit facility (after giving effect to certain intercompany transfers) to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition, (iv) our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition as described under “Offering Memorandum Summary — Recent Developments — Revolving Credit Facility” and (v) the Other EPL GOM Transactions.

			Adjustments
	EGC Historical	EPL Historical	Other EPL GOM Transactions		EPL Acquisition Adjustments		Financing and Transaction Cost Adjustments		Tax		Pro Forma Year Ended June 30, 2013
Revenue
Oil Sales	$1,080,982	$552,490	115,591	(1)							$1,749,063
Natural Gas Sales	127,863	36,003	10,796	(1)							174,662
Other	—	3,510									3,510
Total Revenue	1,208,845	592,003	126,387		—		—		—		1,927,235
Costs and Expenses
Lease Operating	337,163	142,150	68,837	(1)							548,150
Transportation	24,168	1,708									25,876
Exploration Expenditures and Dry Hole Costs	—	10,366			(10,366	)(2)					—
Impairments	—	5,346			(5,346	)(2)					—
Depreciation, Depletion and Amortization	372,252	161,613			141,990	(3)					675,855
Accretion of Liability for Asset Retirement Obligations	30,885	21,204			8,925	(4)					61,014
General and Administrative	63,909	26,711									90,620
Production and Other Taxes Not on Earnings	5,246	11,961									17,207
Gain on Sales of Assets	—	(26,856)			26,856	(2)					—
Loss on Derivative Instruments	1,915	569									2,484
Other	—	7,603									7,603
Total Costs and Expenses	835,538	362,375	68,837		162,059		—		—		1,428,809
Income from Operations	373,307	229,628	57,550		(162,059)		—		—		498,426
Interest Income	1,860	75									1,935
Interest Expense	(108,360)	(44,794)					6,984	(5)			(181,237)
							(1,553	)(6)
							(36,502	)(7)
							2,988	(8)
Total Other Expense	(106,500)	(44,719)	—		—		(28,083)		—		(179,302)
Income Before Income Taxes	266,807	184,909	57,550		(162,059)		(28,083)		—		319,124
Current Income Tax Expense		(150)									(150)
Deferred Income Tax Expense	(83,431)	(64,237)							46,407	(9)	(101,261)
Net Income	183,376	120,522	57,550		(162,059)		(28,083)		46,407		217,713
Net Income Available for Common Stockholders	$183,376	$120,522	$57,550		$(162,059)		$(28,083)		$46,407		$217,713

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(1)	EPL completed the Other EPL GOM Transactions subsequent to July 1, 2012:

a.	On October 31, 2012, EPL acquired 100% of the membership interests of Hilcorp Energy GOM, LLC, which owned certain shallow water Gulf of Mexico shelf oil and natural gas interests for $550 million.

b.	On April 2, 2013, EPL sold certain shallow water Gulf of Mexico shelf oil and natural gas interests located within the non-operated Bay Marchand field for total consideration of $62.8 million.

c.	On September 26, 2013, EPL acquired an asset package consisting of certain Gulf of Mexico shelf oil and natural gas interests in the West Delta 29 field for $21.8 million.

d.	On January 15, 2014, EPL acquired from Nexen Petroleum Offshore U.S.A., Inc. (“Nexen”) 100% working interest of certain shallow-water central Gulf of Mexico shelf oil and natural gas assets for $70.4 million.

The adjustments reflect the pro forma effects of the Other EPL GOM Transactions as if the transactions had occurred on July 1, 2012, including:

a.	Adjustment to reflect incremental revenues related to the Other EPL GOM Transactions from July 1, 2012 to the date of such transactions.

b.	Adjustment to reflect incremental lease operating and other direct operating expenses related to the Other EPL GOM Transactions from July 1, 2012 to the date of such transactions.

The unaudited revenues less direct operating expenses of each of the Other EPL GOM Transactions listed above was derived from the records of the applicable seller provided to EPL in connection with the acquisitions and from EPL’s records for the disposition. The unaudited revenues less direct operating expenses of each of the Other EPL GOM Transactions listed above do not include all items of expense that would be included in full financial statements such as general and administrative expenses. These pro forma adjustments do not purport to represent what EPL’s actual consolidated results of operations would have been if the Other EPL GOM Transactions had occurred on July 1, 2012.

(2)	To eliminate EPL’s exploration costs, impairment expense and gain on sales of assets accounted for under the successful efforts method of accounting to correspond with our full cost method of accounting.

(3)	To adjust depreciation, depletion and amortization (“DD&A”) expense for the EPL Properties and property acquisitions and disposition that occurred in the Other EPL GOM Transactions. The EPL pro forma DD&A for the year ended June 30, 2013 was calculated based on the value of proved oil and gas properties acquired from EPL giving effect to the fair value adjustment to proved properties as a result of acquisition accounting and the estimated DD&A rate for the twelve months ended June 30, 2013. The EGC and EPL combined value of evaluated oil and gas properties plus the combined estimated future development costs were divided by total combined proved reserves to determine a DD&A rate which was multiplied by the pro forma combined production volumes. Included in the EPL Properties costs subject to DD&A expense are $640 million of future development costs related to the proved oil and natural gas reserves and $351 million in ARO. Combined production is 24.2 MMBOE for the year ended June 30, 2013.

(4)	To adjust accretion on assumed ARO of $321 million. The EPL ARO at December 31, 2013 was adjusted to current estimated abandonment costs (including properties acquired from Nexen in January 2014) escalated at 3% to the abandonment date and discounted at 9%, which represents our credit adjusted risk-free rate at that date, to conform to our policy.

(5)	To adjust non-cash interest expense associated with the $510 million of EPL’s 8.25% Senior Notes due to the adjustment to fair value of the assumed EPL debt obligations ($12.4 million decrease). Also to adjust interest expense for the increased borrowings and related interest expense under EPL’s Senior Notes to $510 million at July 1, 2012 ($5.4 million increase).

(6)	To amortize debt issuance costs of $5.3 million related to the issuance of $300 million of notes in this offering over the life of the notes and to amortize debt issuance costs of $4.4 million related to the $615.1 million of additional borrowings under our new revolving credit facility due April 2018 over the life of the facility.

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(7)	To record interest expense on the $300 million of notes issued in this offering ($20.9 million annually) and the interest on the $615.1 million of additional borrowings under EGC’s revolving credit facility due April 2018 ($15.6 million annually). The senior notes are assumed to be issued at par with a 6.875% per annum interest rate. Interest on the revolving credit facility is a floating rate based on LIBOR plus the estimated applicable margin of 2.25%. Each percentage increase or decrease in the interest rate related to the $300 million 6.875% Senior Notes would cause interest to change by $3 million annually.

(8)	To eliminate interest expense associated with amortization of debt issue costs related to EPL’s $510 million 8.25% Senior Notes.

(9)	To record income tax effect of the pro forma adjustments based on the U.S. federal statutory tax rate of 35%.

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Pro Forma Condensed Combined Statement of Operations
For the Nine months ended March 31, 2014
(Unaudited)
(in thousands)

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2014 reflects the following items as though they had occurred on July 1, 2012: (i) the issuance of $300 million of new senior notes and the use of proceeds therefrom as set forth in “Use of Proceeds,” (ii) our acquisition of all outstanding EPL common stock, (iii) use of cash on hand and additional cash contribution from EXXI to EGC of $160 million and $615 million of additional borrowings under EGC’s revolving credit facility (after giving effect to certain intercompany transfers) to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition, (iv) our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition as described under “Offering Memorandum Summary — Recent Developments —  Revolving Credit Facility” and (v) the Other EPL GOM Transactions.

			Adjustments
	EGC Historical	EPL Historical	Other EPL GOM Transactions		EPL Acquisition Adjustments		Financing and Transaction Cost Adjustments		Tax		Pro Forma Nine months ended March 31, 2014
Revenue
Oil Sales	$801,414	$448,635	25,946	(1)							$1,275,995
Natural Gas Sales	105,177	34,593	527	(1)							140,297
Other	—	2,865									2,865
Total Revenue	906,591	486,093	26,473		—		—		—		1,419,157
Costs and Expenses
Lease Operating	263,176	123,203	15,965	(1)							402,344
Transportation	17,023	3,125									20,148
Exploration Expenditures and Dry Hole Costs	—	23,033			(23,033	)(2)					—
Impairments	—	827			(827	)(2)					—
Depreciation, Depletion and Amortization	301,001	146,146			68,497	(3)					515,644
Accretion of Liability for Asset Retirement Obligations	20,817	23,098			1,363	(4)					45,278
General and Administrative	56,724	23,923									80,647
Production and Other Taxes Not on Earnings	3,677	8,363									12,040
Gain on Sales of Assets	—	(1,825)			1,825	(2)					—
Loss on Derivative Instruments	6,958	68,482									75,440
Other	—	27,457									27,457
Total Costs and Expenses	669,376	445,832	15,965		47,825		—		—		1,178,998
Income from Operations	237,215	40,261	10,508		(47,825)		—		—		240,159
Other Income (Expenses)
Interest Income	1,469	82									1,551
Interest Expense	(101,535)	(39,479)					11,221	(5)			(156,102)
							(1,164	)(6)
							(27,402	)(7)
							2,257	(8)
Total Other Expense	(100,066)	(39,397)	—		—		(15,088)		—		(154,551)
Income Before Income Taxes	137,149	864	10,508		(47,825)		(15,088)		—		85,608
Current Income Tax Expense	—	150									150
Deferred Income Tax Expense	(48,043)	(1,025)							18,342	(9)	(30,726)
Net Income (Loss)	89,106	(11)	10,508		(47,825)		(15,088)		18,342		55,032
Net Income (Loss) Available for Common Stockholders	$89,106	$(11)	$10,508		$(47,825)		$(15,088)		$18,342		$55,032

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(1)	EPL closed on the Other EPL GOM Transactions subsequent to July 1, 2013:

a.	On September 26, 2013, EPL acquired an asset package consisting of certain Gulf of Mexico shelf oil and natural gas interests in the West Delta 29 field for $21.8 million.

b.	On January 15, 2014, EPL acquired from Nexen 100% working interest of certain shallow-water central Gulf of Mexico shelf oil and natural gas assets for $70.4 million.

The adjustments reflect the pro forma effects of the Other EPL GOM Transactions as if the transactions had occurred on July 1, 2013, including:

a.	Adjustment to reflect incremental revenues related to the Other EPL GOM Transactions from July 1, 2013 to the date of such transactions.

b.	Adjustment to reflect incremental lease operating and other direct operating expenses related to the Other EPL GOM Transactions from July 1, 2013 to the date of such transaction.

(2)	To eliminate EPL’s exploration costs, impairment expense and gain on sale of assets accounted for under the successful efforts method of accounting to correspond with EGC’s full cost method of accounting.

(3)	To adjust DD&A expense for the EPL Properties and property acquisitions that occurred in the Other EPL GOM Transactions. The EGC and EPL combined value of evaluated oil and gas properties plus the combined estimated future development costs were divided by total combined proved reserves to determine a DD&A rate which was multiplied by the pro forma combined production volumes. For the nine months ended March 31, 2014, we amortized $64 million of EPL’s unevaluated costs to evaluated to conform to our accounting policy. Included in the EPL Properties costs subject to DD&A expense are $544 million of future development costs related to the proved oil and natural gas reserves and $321 million in ARO. Combined production is 18.2 MMBOE for the nine months ended March 31, 2014.

(4)	To adjust accretion on assumed ARO of $321 million. The EPL ARO at March 31, 2014 was adjusted to current estimated abandonment costs escalated at 3% to the abandonment date and discounted at 9%, which represents our credit adjusted risk-free rate at that date, to conform to EGC’s policy.

(5)	To adjust non-cash interest expense associated with the $510 million of EPL’s 8.25% Senior Notes due to the adjustment to fair value of the assumed EPL debt obligations.

(6)	To amortize debt issuance costs of $5.3 million related to the issuance of $300 million of notes in this offering over the life of the notes and to amortize debt issuance costs of $4.4 million related to the $615.1 million of additional borrowings under our revolving credit facility due April 2018 over the life of the facility.

(7)	To record interest expense on the $300 million of notes issued in this offering ($15.7 million for the nine months ended March 31, 2014) and the interest on the $615.1 million of additional borrowings under EGC’s revolving credit facility due April 2018 assuming a 2.5% interest rate ($11.7 million for the nine months ended March 31, 2014). Interest on EGC’s revolving credit facility is a floating rate based on LIBOR plus the estimated applicable margin of 2.25%. Each percentage increase or decrease in the interest rate related to the $300 million 6.875% senior notes would cause interest to change by $2.3 million for the nine month period ended March 31, 2014.

(8)	To eliminate interest expense associated with amortization of debt issue costs related to EPL’s $510 million 8.25% Senior Notes.

(9)	To record income tax effect of the pro forma adjustments based on the U.S. federal statutory tax rate of 35%.

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